As filed with the Securities and Exchange Commission on October 28, 2013
                        File No. 333- _________

                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                                FORM S-8
                         Registration Statement
                    Under the Securities Act of 1933

                       SCIENTIFIC INDUSTRIES, INC.
                   (Name of Registrant in its charter)

	DELAWARE                                       	04-2217279
(State or jurisdiction of                             (I.R.S. Employer
incorporation or organization)                        Identification No.)

                          70 ORVILLE DRIVE
                       BOHEMIA, NEW YORK 11716
                           (631) 567-4700
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       2012 Stock Option Plan
                      (Full Title of the Plan)

                        MS. HELENA R. SANTOS
                    SCIENTIFIC INDUSTRIES, INC.
                          70 ORVILLE DRIVE
                      BOHEMIA, NEW YORK 11716
                          (631) 567-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          With copies to:

                      Leo Silverstein, Esq.
                 Reitler Kailas & Rosenblatt LLC
                  885 Third Avenue, 20th Floor
                    New York, New York 10022
                        (212) 209-3050
                     (212) 371-5500 Fax

                  CALCULATION OF REGISTRATION FEE

                                            Proposed  Proposed
                                            Maximum   Maximum
                              Amount        Offering  Aggregate Amount of
Title of Securities           To be         Price per Offering  Registration
to be Registered              Registered(1) Share(2)  Price(2)  Fee (2)
____________________________  _______       _____     ________  ______
Common Stock, par value $.05  157,000       $3.29     $516,530  $66.53
per share
______________________________________________________________________

(1)	Includes 57,000 shares as to which options may be granted to the extent outstanding options under the 2002 Stock Option Plan expire or terminate without being exercised.
(2)	The proposed maximum offering price per share has been estimated
/determined pursuant to Rule 457(h), and is based on the average of the bid and ask price of the Company's Common Stock on October 4, 2013.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


                          EXPLANATORY NOTE


Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus included herein relates to Registration Statement on Form S-8 (Registration No. 333-[______]). The Registration Statement constitutes Post-Effective Amendment No. 2 of the Registration Statement on Form S-8 (Registration No. 333-103501) and Post-Effective Amendment
No. 2 to the Registration Statement on Form S-8 (Registration No. 333-55871).



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                                                                   Page
                                                                   ____
AVAILABLE INFORMATION	                                             3
INFORMATION INCORPORATED BY REFERENCE	                             3
THE COMPANY	                                                     4
RISK FACTORS	                                                     5
USE OF PROCEEDS	                                                     8
SELLING SECURITY HOLDERS	                                     9
PLAN OF DISTRIBUTION	                                            10
LEGAL MATTERS	                                                    11
EXPERTS	                                                            11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES	                                                    11



                                 REOFFER PROSPECTUS

                           157,000 Shares of Common Stock

                                ---------------------

                             SCIENTIFIC INDUSTRIES, INC.

                                ---------------------

	This prospectus (this "Prospectus") relates to the offer and sale of up to 157,000 shares (the "Offered Shares") of common stock, par value $.05 per share (the "Common Stock"), of Scientific Industries, Inc., a Delaware corporation (the "Company"), by and for the accounts of officers or directors of the Company named herein (the "Selling Securityholders"). The Offered Shares have been acquired by the Selling Securityholders pursuant to the Company's 1992 Stock Option Plan, 2002 Stock Option Plan, or 2012 Stock Option Plan. See "Selling Securityholders."

	The Selling Securityholders may offer and sell any or all of the Offered Shares from time to time in one or more transactions on the National Association of Securities Dealers, Inc., Electronic Bulletin Board, in one or more brokerage transactions or in one or more privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders.
The Offered Shares may be offered and sold from time to time in any manner permitted by law. To the extent required, a Prospectus
Supplement will be distributed which will set forth the number of Offered Shares being offered pursuant thereto and the terms of such offering. See "Plan of Distribution."

	The Offered Shares are being offered for the accounts of the Selling Securityholders. The Company will not receive any proceeds from the sales of the Offered Shares by a Selling Securityholder, although the Company may receive payment of the exercise price from those of the Selling Securityholders holding options when they exercise those options. It is not possible at the present time to determine the price to the public in any sale of the Offered Shares by a Selling Securityholder and such Selling Securityholder reserves the right to accept or reject, in whole or in part, any proposed purchase of the Offered Shares. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by a Selling Securityholder. The aggregate proceeds to a Selling Securityholder from the sale of the Offered Shares will be the sale price of the Offered Shares sold less all applicable commissions and underwriters' discounts, if any. The Company will pay substantially all of the expenses of the offering of the Offered Shares by the Selling Securityholders, with certain exceptions. See "Selling Securityholders" and "Plan of Distribution."

	The Common Stock is listed on the Over-the-Counter Bulletin Board under the symbol "SCND." The closing asked price for the Company's Common Stock as reported on the Bulletin Board on October 4, 2013 was $3.37 per share.

                 --------------------------------------

             See "Risk Factors" Beginning On Page 5 of This
                Prospectus For Certain Information That
                  Should Be Considered By Prospective
                                 Investors.

                  ------------------------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 -------------------------------------

The date of this Prospectus is October 28, 2013

                     AVAILABLE INFORMATION

	The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the United States Securities and Exchange Commission (the "SEC"). You may read and copy this information, for a copying fee at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information as to its public reference room.
Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

	The Company has filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Shares. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which have been omitted pursuant to the rules and regulations of the SEC. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS PROSPECTUS INCLUDING THE INFORMATION INCORPORATED BY REFERENCE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE UNITED
STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES
THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS OR OUTCOMES TO BE MATERIALLY DIFFERENT FROM THOSE ANTICIPATED BY AND DISCUSSED
HEREIN. FURTHER, THE COMPANY OPERATES IN AN INDUSTRY SECTOR WHERE SECURITIES VALUES MAY BE VOLATILE AND MAY BE INFLUENCED BY REGULATORY AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL.
IMPORTANT FACTORS THAT THE COMPANY BELIEVES MIGHT CAUSE SUCH DIFFERENCES ARE DISCUSSED IN THE CAUTIONARY STATEMENTS
ACCOMPANYING THE FORWARD-LOOKING STATEMENTS AND IN THE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS AND IN THE "RISK FACTORS" DETAILED IN THE COMPANY'S OTHER FILINGS WITH THE SEC DURING THE PAST 12 MONTHS. IN ASSESSING FORWARD-LOOKING STATEMENTS CONTAINED
HEREIN, READERS ARE URGED TO READ CAREFULLY ALL RISK FACTORS AND CAUTIONARY STATEMENTS CONTAINED IN THIS PROSPECTUS AND IN THOSE OTHER FILINGS WITH THE SEC.

              INFORMATION INCORPORATED BY REFERENCE

	The following documents filed by the Company with the SEC under the Exchange Act are hereby incorporated by reference into this Prospectus:

(a)	the Company's Annual Report on Form 10-K for the fiscal year ended
June 30, 2013;

(b)	the description of the Company's Common Stock contained in the registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

(c)	all documents filed by the Company with the SEC pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereunder; and

(d)	 all documents filed by the Company with the SEC pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

	Any statement or information contained herein or in any document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

	The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to: Helena R. Santos, President, Scientific Industries, Inc., 70 Orville Drive, Airport International Plaza, Bohemia, New York, 11716 (telephone (631) 567-4700).

                                  THE COMPANY

	Scientific Industries, Inc. (the "Company"), a Delaware corporation, has been engaged: (i) since its inception in 1954 in the design, manufacturing and marketing of standard benchtop laboratory equipment;
(ii) since its acquisition of Altamira Instruments Inc. ("Altamira"), in the manufacture and marketing of customized catalyst research instruments; and (iii) since its acquisition on November 14, 2011 through a wholly-owned subsidiary, Scientific Bioprocessing,

Inc. ("SBI"), in the design and development of bioprocessing systems and products under acquired licenses and sublicenses.

	The benchtop laboratory equipment consists primarily of vortex mixers (devices used to mix the contents of test tubes, beakers and other various containers by placing such containers on a rotating cup or other attachments which cause the contents to be mixed at varying speeds) and miscellaneous laboratory apparatus, including shakers, rotators and stirrers. The Company's benchtop laboratory equipment products are sold and marketed principally through a network of domestic and foreign dealers, and its website.

	The Company's catalyst research instruments operation relates to products used to perform traditional catalyst characterization experiments on an unattended basis, reactor systems, high throughput systems and micro-activity reactors. The catalyst research instrument products are sold directly and through outside sales representatives.

	The Company's bioprocessing operations involve the design and development pursuant to a license to a patent held by the University of Maryland, Baltimore County ("UMBC") with respect to bioprocessing systems, principally incubator systems for bags and other vessels with volumes ranging from 250 milliliters to five liters. The systems are sold directly and through selected distribution. The Company also collects royalties under various sublicenses.

      The Company's products are used primarily for research performed by universities, hospitals, pharmaceutical companies, clinics, pharmaceutical manufacturers, medical device manufacturers, petrochemical companies and other related industries.

	The Company was incorporated in Delaware in 1954. Its principal executive office is located at 70 Orville Drive, Airport International Plaza, Bohemia, New York 11716 (telephone number 631-567-4700; fax number 631-567-5896).


                                 RISK FACTORS

	An investment in the Offered Shares is speculative, involves a high degree of risk and should only be made by persons who can afford a loss of their entire investment. In addition to the other information included elsewhere or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating and investment in the shares of Common Stock offered hereby.

      In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, important risk factors are identified below that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to such future periods in any current statements. The Company undertakes no obligation to publicly revise any forward-looking announcements to reflect future events or circumstances.

Dependence on Major Customers

      Sales to one customer, a major laboratory equipment distributor in the United States represented 10.9% and 10.5% of the sales of the benchtop laboratory equipment operations segment for the years ended June 30, 2013 ("fiscal 2013") and June 30, 2012 ("fiscal 2012"), respectively. Sales to another customer, an overseas laboratory equipment distributor accounted for 11.5% and 12.1%, respectively, of the sales of the benchtop laboratory equipment operations segment for fiscal 2013 and fiscal 2012. No representation can be made that the Company will be successful in continuing to retain either or both customers, the loss of which could have an adverse effect on future operating results of the Company.

One Benchtop Laboratory Equipment Product Accounts for a Substantial Portion of the Company's Revenues

      The Company has a limited number of benchtop laboratory equipment products with one product, the Vortex-Genie 2 Mixer, accounting for approximately 67% and 63% of benchtop laboratory equipment sales for fiscal 2013 and fiscal 2012, respectively (42% of total Company revenues for each year).

The Company is a Small Participant in Each of the Industries in Which it
Operates

      The Benchtop Laboratory Equipment industry is a highly competitive mature industry. Although the Company's principal product, the Vortex-Genie 2 Mixer, has been widely accepted, the Company's annual net sales of the benchtop laboratory equipment ($4,466,000 for fiscal 2013 and $4,160,500 for fiscal 2012) are significantly lower than the annual sales of many of its competitors in the industry.Its principal competitors are substantially larger with much greater financial, production and marketing resources than the Company. There are constant new entrants into the vortex mixer market, including those offering products imported from China and private label products of the industry's two largest distributors with which the Company is unable to compete on price.

      The production and sales of catalyst research instruments is highly competitive. Altamira's competitors include several companies with greater resources and many laboratories which produce their own instruments.

      The Company's bioprocessing systems operations is a participant in the fast-growing laboratory scale sector of the larger bioprocessing products industry which is dominated by several large companies with much greater resources than the Company.

The Company's Ability to Grow and Compete Effectively Is In Part
Dependent on Its Ability to Develop and Effectively Market New Products

      Over the past ten years, the Company has continuously invested in the development and marketing of new benchtop laboratory equipment products with a view to increasing revenues and reducing the Company's dependence on the Vortex-Genie 2 Mixer. Gross revenues derived from such other benchtop laboratory equipment were $1,468,300 for fiscal 2013 and $1,545,400 for fiscal 2012. The segment's ability to compete will depend upon the Company's success in continuing to develop and market new laboratory equipment as to which no assurance can be given.

      The Company relies primarily on distributors and their catalogs to market its benchtop laboratory equipment products, as is customary in the industry. Accordingly, sales of new products are heavily dependent on the distributors' decisions to include and retain a new product in the distributors' catalogs and on their websites. It may be at least 24 to 36 months between the completion of development of a product and the distribution of the catalog in which it is first offered; not all distributors feature the Company's products in their catalogs.

      The Company's catalyst research instruments line of products consists of only a few products. The ability of the Company to compete in this segment and expand the line will depend on its ability to make engineering improvements to existing products and develop and add new products incorporating more current technology. Over the last two fiscal years, the Company has introduced two new catalyst research products to increase its product offerings and has continuously sought to expand its outside sales force.

      The success of the Company's new bioprocessing systems operation will be heavily dependent on its ability to develop and market new products. New products are being or are to be developed by the Company's employees and outside consultants. Such products are of a complex nature of which the Company does not have previous experience, and are taking longer to develop than previously anticipated. In addition, they will be subject to beta testing by end users, which could result in design and/or production changes which could further delay development time. The sale and marketing of the products, at least initially, will be through the Company's attendance at trade shows, website, and a few select distributors.

      No assurance can be given that the amounts allocated by the Company for its new product development and sales and marketing programs will be sufficient to develop additional commercially feasible products which will be accepted by the marketplace, or that any distributor will include or retain any particular product in their catalogs and websites.

The Company May Be Subject to General Economic, Political, and Social
Factors

 	Orders for the Company's products, particularly its catalyst research instruments products, depend in part, on the customer?s ability to secure funds to finance purchases, especially government funding. Availability of funds can be affected by budgetary constraints. Factors including a general economic recession, such as the one which commenced in fiscal 2009 and negatively affected the Company in fiscal 2011 and fiscal 2012, the European crisis, or a major terrorist attack would likely have a negative impact on the availability of funding including government or academic grants to potential customers.

      The Company's ability to secure new orders can also be affected by changes in domestic and international policies pertaining to energy and the environment which could affect funding of potential customers.

The Company is Heavily Dependent on Outside Suppliers for the Components of its Products

      The Company purchases all its components from outside suppliers and relies on a few single suppliers for some crucial benchtop laboratory equipment components, mostly due to cost considerations. Many of the Company's suppliers, including United States vendors, produce the components directly or indirectly in overseas factories, and orders are subject to long lead times and potential other risks related to production in a foreign country.
To minimize the risk of supply shortages, the Company keeps more than normal quantities on hand of the critical components that cannot easily be procured or, where feasible and cost effective, purchases are made from more than one supplier. A shortage of such components could halt production and have a material negative effect on the Company's operations.

The Company's Ability to Compete Depends in Part on Its Ability To Secure and Maintain Proprietary Rights to its Products

      The Company has no patent protection for its principal benchtop laboratory equipment product, the Vortex-Genie 2 Mixer, or for its catalyst research products and limited patent protection on a few other benchtop laboratory equipment products. There are several competitive products available in the marketplace possessing similar technical specifications and design.

      As part of the asset purchase by SBI during fiscal 2012, the Company acquired the rights to various patents for bioprocessing products which it licenses from the University of Maryland, Baltimore County.

      There can be no assurance that any patent issued, licensed or sublicensed to the Company provides or will provide the Company with competitive advantages or will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar products or design around the patents. Any of the foregoing activities could have a material adverse effect on the Company. Moreover, the enforcement by the Company of its patent or license rights may require substantial litigation costs.

The Company Has Limited Management Resources

 	The loss of the services of any of Ms. Helena Santos, the Company's Chief Executive and Financial Officer and President, Mr. Robert Nichols, the Company's Executive Vice President and Mr. Brookman March, President of Altamira, or any material expansion of the Company's operations could place a significant additional strain on the Company's limited management resources and could be materially adverse to the Company's operating results and financial condition.

The Common Stock of the Company is Thinly Traded and is Subject to
Volatility

      As of August 31, 2013, there were only 1,337,663 shares of Common Stock of the Company outstanding, of which 339,223 shares (25.4%) were held by the directors and officers of the Company.
The Common Stock of the Company is traded on the Over-the-Counter Bulletin Board and, historically, has been thinly traded. There have been a number of trading days during fiscal 2013 on which no trades of the Company's Common Stock were reported. Accordingly, the market price for the Common Stock is subject to great volatility.

                               USE OF PROCEEDS

	The Company will not receive any of the proceeds from the sale by the Selling Securityholders of the Offered Shares. All such proceeds will be for the account of the Selling Securityholders.

                           SELLING SECURITYHOLDERS

	This Prospectus relates to shares of Common Stock that have been acquired by each Selling Securityholder who is an officer or director of the Company and may be deemed to be an "affiliate" of the Company, pursuant to the exercise of stock options granted to such person under the 1992 Stock Option Plan, 2002 Stock Option Plan or 2012 Stock Option Plan (each, a "Plan").

	The following table assumes that the Selling Securityholders will sell in this offering all of the shares offered by them which represent both shares previously acquired and which may be acquired upon exercise of options granted under the Plans. The Company is unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. The following table sets forth, as of the date hereof, (1) the name of each Selling Securityholder and such Selling Securityholder's office or position with the Company, (2) the number of shares of Common Stock beneficially owned by the Selling Securityholder prior to the offering of the Offered Shares hereby, (3) the number of shares of Common Stock that may be acquired upon exercise and the number that may be offered hereby and (4) the number of shares of Common Stock beneficially owned by the Selling Securityholder after the completion of the offering and sale of the Offered Shares (assuming that all Offered Shares are sold). Such number of shares of Common Stock beneficially owned by the Selling Securityholder prior to the offering of the Offered Shares is based on information furnished to the Company by such Selling Securityholder and/or set forth in the Company's Common Stock ledger. The number of shares shown in the table as beneficially owned is determined under rules promulgated by the SEC, and thereby include in determining the number of shares beneficially owned by the Selling Securityholder the shares issuable upon exercise of options held by the Selling Securityholder within sixty (60) days of the date of determination. The applicable percentages of ownership of shares of Common Stock shown in the table below are based on an aggregate of 1,337,663 shares of Common Stock issued and outstanding on August 31, 2013, increased for the purpose of Selling Security Holder's percentage by shares which are issuable upon exercise of his or her outstanding options.


Name of Selling                                                 Shares of Common
Secruityholder and           Shares of Common     Shares of   Stock Beneficially
Office or                    Stock Beneficially  Common Stock     Owned After
Position with the Company    Owned as of October  that may be  Completion of the
within the Past Three Years  4, 2013(1)          Offered Hereby    Offering
                                                              __________________
                                                             Amount   Percentage
________________________________________________________________________________
Joseph G. Cremonese,
Chairman of the Board         98,597 (2)          35,000      63,597      4.7

Brookman P. March,
Director of Sales and
Marketing of Altamira         94,450 (3)          11,500      82,950      6.2

_____

<apge>




(1)	Includes the shares that may be acquired upon exercise of outstanding options granted under a Plan.
(2)	Includes 7,000 shares owned by his wife and 56,597 shares owned jointly with her, and 35,000 shares issuable upon exercise of options granted.
(3)	Represents 82,950 shares owned by his wife, Ms. Grace S. Morin, a director of the Company and 6,500 shares and 5,000 shares issuable upon exercise of options granted, respectively, under the 2002 Plan and 2012 Plan.

	The Company may at any time and from time to time suspend, permanently or temporarily, or otherwise prohibit any offering or sale of the Offered Shares pursuant to this Prospectus. In connection with the registration of the Offered Shares under the Securities Act, and the offering and sale thereof hereby, each Selling Securityholder will be deemed to have agreed with and represented to the Company that (1) the number of shares of Common Stock represented to be beneficially owned by such Selling Securityholder is correct, (2) from and after such Selling Securityholder's receipt of notice from the Company that the Company is suspending or prohibiting the offering or sale of the Offered Shares pursuant to this Prospectus, such Selling Securityholder may not and will not use this Prospectus to offer or sell any of such Selling Securityholder's then unsold Offered Shares and will forthwith discontinue isposition of its Offered Shares pursuant to the Registration Statement until such time, if any, as the Company notifies such Selling Securityholder that such offers and sales may be recommenced, and (3) any purchase or sale of the Offered Shares by or for the account of such Selling Securityholder will be effected in compliance with all applicable federal and state securities laws, including the Securities Act and the applicable rules and regulations promulgated thereunder.

	All expenses incurred in connection with the registration under the Securities Act of the Offered Shares will be paid by the Company, except that the Company will not be liable for any selling or other fees or expenses incurred by a Selling Securityholder.

                           PLAN OF DISTRIBUTION

	Any or all of the Offered Shares owned by a Selling Securityholder may be offered and sold from time to time by and for the account of such Selling Securityholder. The Company will not receive any of the proceeds from the sale hereby of the Offered Shares by the Selling Securityholders.

	A Selling Securityholder may offer and sell any or all of the Offered Shares from time to time in one or more transactions on the Over-the-Counter Bulletin Board, in one or more brokerage transactions or in one or more privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Offered Shares may be offered and sold from time to time in any manner permitted by law, including directly to one or more purchasers and to or through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder or the purchasers of Offered Shares for whom such underwriters, brokers, dealers and agents may act as agent or to whom they may sell as principal, or both. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and a Selling Securityholder with respect to the offering and sale of the Offered Shares. A Selling Securityholder and any underwriters, brokers, dealers or agents to or through whom sales of the Offered Shares are made hereunder may be deemed to be "underwriters" within the meaning of

Section 2(11) of the Securities Act,
and any commissions or discounts or other compensation paid to such persons and any profit realized by such persons on the resale of Offered Shares as principals may be deemed to be underwriting compensation under the Securities Act.

	To the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Offered Shares being offered pursuant thereto and the terms of such offering, including the names of the underwriters, any discounts, concessions, commissions and other items constituting compensation to underwriters, brokers, dealers or agents, the public offering price of the Offered Shares and any discounts, concessions or commissions allowed or reallowed or paid by underwriters to dealers.

	To comply with the securities laws of certain states, if applicable, the Offered Shares will be offered and sold in such jurisdictions only through registered or licensed brokers or dealers.

	A Selling Securityholder may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Offered Shares against certain liabilities, including liabilities arising under the Securities Act.

	Any or all of the Offered Shares may be offered and sold pursuant to Rule 144 promulgated under the Securities Act rather than pursuant to this Prospectus. The Selling Securityholders are not obligated to, and there is no assurance that the Selling Securityholders will, sell all or any of the shares we are registering. The Selling Securityholders may transfer, devise or gift such shares by other means not described in this prospectus.

                                 LEGAL MATTERS

	The validity of the Offered Shares offered hereby will be passed upon by Reitler Kailas & Rosenblatt LLC.


                                     EXPERTS

	The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 2013, have been audited by Nussbaum Yates Berg Klein & Wolpow, LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                        SECURITIES ACT LIABILITIES

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the Company will, unless in the opinion of the Company's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Act and the Company will be governed by the final adjudication of such issue.


                          -----------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY THE COMPANY, THE SELLING SECURITYHOLDERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES NOR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF
ANY TIME SUBSEQUENT TO THE DATE HEREOF.
------------------------




                          PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

	The following documents filed by Scientific Industries, Inc., (the "Registrant" or the "Company") with the SEC under the Exchange Act are hereby incorporated by reference into the Prospectus:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013;

(b)	The description of the Company's Common Stock contained in
the registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

(c)	All documents filed by the Company with the SEC pursuant to
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereunder; and

(d)	 All documents filed by the Company with the SEC pursuant to
Sections 13(a), 13(c), 	14 or 15(d) of the Exchange Act, other than
any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

   All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description Of Securities

Not applicable.


Item 5. Interests Of Named Experts And Counsel

Not applicable.

Item 6. Indemnification Of Directors And Officers

      Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), Article VII of the Amended and Restated By-Laws of the Company provides that a director of the Company shall not be personally liable to the Company or the stockholders of the Company for monetary damages for breach of fiduciary duty as a director except for liability under Section 174 of the DGCL which proscribes the unlawful payment of dividends. Article Tenth of the Certificate of Incorporation, as amended of the Company provides that a person serving as a director or officer of the Company or serving at the request of the Company as a director or officer of another corporation or as its legal representative in a partnership, joint venture, trust or other entity, who is made a party to or threatened to be made a party to any action, suit or proceeding, civil, criminal or administrative, by reason of the fact of such status shall be protected and held harmless by the Company to the fullest extent permissible under the DGCL. The Article also allows the advance of related expenses incurred by the director or officer upon provision of an undertaking to repay all amounts advanced if it is ultimately determined that such person is not entitled to be so protected.

      Section 145 of the DGCL contains provisions permitting and, in some situations requiring, Delaware corporations to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit

  4     2012 Stock Option Plan (filed as Exhibit 10 to the Company's
Current Report on Form 8-K filed on January 23, 2012 and incorporated by reference thereto)

  5     Opinion of Reitler Kailas & Rosenblatt LLC, regarding the
legality of the securities being registered

23.1 Consent of Nussbaum Yates Berg Klein & Wolpow, LLP, independent registered public accounting firm of Registrant

23.2    Consent of Reitler Kailas & Rosenblatt LLC (contained in
Exhibit 5)

24      Power of Attorney

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall bedeemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURE PAGE
                              AND
                        POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bohemia, State of New York, on October 28, 2013.

                                            SCIENTIFIC INDUSTRIES, INC.


                                            By:/s/ Helena R. Santos
                                            __________________________________
                                            Helena R. Santos, President, Chief
                                            Executive Officer and Chief
                                            Financial Officer


      The undersigned directors of Scientific Industries, Inc. by their execution of this signature page hereby constitute and appoint Ms. Helena R. Santos with power to act one without the other, as our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	           Title	            Date

/s/ Joseph G. Cremonese
______________________	Chairman of the Board	October 24, 2013
Joseph G. Cremonese	and Director

Roger B. Knowles
______________________	Director	        October 24, 2013
Roger B. Knowles

Grace S. Moring
_______________________	Director	        October 24, 2013
Grace S. Morin

James S. Segasture
______________________	Director	        October 24, 2013
James S. Segasture